Exhibit 5.1
JONES DAY
NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190
TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212
September 29, 2009
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122

Re:	$300,000,000 of 9.625% Notes due 2016 of Developers Diversified Realty Corporation
Ladies and Gentlemen:
          We have acted as counsel for Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 9.625% Notes due 2016 (the “Notes”) pursuant to the Terms Agreement, dated as of September 25, 2009, including the Underwriting Agreement attached thereto as Annex A (collectively, the “Underwriting Agreement”), by and among the Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., acting as representatives of the several underwriters named therein (the “Underwriters”). The Notes will be issued pursuant to the Indenture, dated as of May 1, 1994 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), by and between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”).
          In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes, when they are executed by the Company and authenticated by the Trustee in accordance with the Indenture and issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company.
          For purposes of the opinion expressed herein, we have assumed that (i) the definitive terms of the Notes will be established in accordance with the provisions of the Indenture and (ii) the Trustee has authorized, executed and delivered the Indenture and the Indenture is the valid, binding and enforceable obligation of the Trustee.
          The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
ATLANTA    •    BEIJING    •    BRUSSELS    •    CHICAGO    •    CLEVELAND   •    COLUMBUS    •    DALLAS    •    FRANKFURT   •    HONG KONG
HOUSTON   •    IRVINE   •    LONDON    •    LOS ANGELES    •    MADRID    •    MENLO PARK    •    MILAN    •    MUNICH    •    NEW DELHI    •    NEW YORK
PARIS    •    PITTSBURGH    •    SAN FRANCISCO    •    SHANGHAI    •    SINGAPORE   •    SYDNEY    •    TAIPEI    •    TOKYO    •    WASHINGTON

Developers Diversified Realty Corporation
September 29, 2009

          The opinion expressed herein is limited to the laws of the State of Ohio as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Reg. No. 333-139118) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day